EXHIBIT 99.1

Reed’s, Inc. to Raise Approximately $471,509 in Registered Direct Financing

LOS ANGELES, CA--(Marketwire - 02/18/10) - Reed’s, Inc. (NASDAQ:REED) announced today that it has received commitments to close on a registered direct offering of approximately $471,509 through the sale of units at a price of $1.70 per unit.

Reed’s expects to issue up to approximately 277,358 units, consisting of 277,358 shares of common stock and 83,208 warrants, to purchase shares of common stock. The warrants are exercisable at $2.10 per share, commencing six months from closing for a term of five years. The expected gross proceeds at closing are approximately $471,509 and the total aggregate proceeds if all warrants are exercised may be as much as $608,525. The expected net proceeds after fees and expenses are estimated to be $433,788. Assuming exercise of all the warrants in this transaction the company would receive net proceeds of $608,525.

“The team at Reed’s is excited about the announced growth. We had solid growth of over 21% in the fourth quarter and saw revenues up roughly 30% in January. This round of financing will assist us in furthering the growth of the company,” stated Chris Reed, Founder and CEO of Reed’s.

All of the securities will be offered pursuant to an effective shelf registration statement. Proceeds from the transaction will be used for general corporate purposes.

A shelf registration statement relating to the shares of common stock and warrants issued in the offering (and the shares of common stock issuable upon exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. A prospectus supplement relating to the offering was filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from the Company by contacting REED’S Inc. 13000 South Spring St. Los Angeles, CA 90061. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of our shares of common stock or warrants. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Source Capital Group, Inc. acted as the exclusive placement agent for the transaction.

About Reed’s, Inc.

Reed’s, Inc. makes the top selling sodas in natural food markets nationwide and is currently selling in 10,500 supermarkets in natural foods and mainstream. Its six award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. In addition, the Company owns the top selling root beer line in natural foods, the Virgil’s Root Beer product line, and the top selling cola line in natural foods, the China Cola product line. Other product lines include: Reed’s Ginger Candies and Reed’s Ginger Ice Creams.

Reed’s products are sold through specialty gourmet and natural food stores, mainstream supermarket chains, retail stores and restaurants nationwide, and in Canada. For more information about Reed’s, please visit the company’s website at: http://www.reedsgingerbrew.com or call 800-99-REEDS.

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SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.